Exhibit 10.20

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is made as of the 31st day of July, 2003, by and between KEY TECHNOLOGY, INC., an Oregon corporation (the “Borrower”), and BANNER BANK, a Washington banking corporation (the “Lender”).

RECITALS

A.               Borrower and Lender are parties to that certain Loan Agreement dated as of August 9, 2002 as amended by that certain Amendment to Loan Documents dated as of December 11, 2002, by that certain Letter Agreement dated March 24, 2003 and by that certain Change In Terms Agreement dated May 1, 2003 (as the same may be amended, modified or extended from time to time the “Loan Agreement”) and the related Loan Documents described therein.

B.                 The revolving credit facility under the Loan Agreement is currently scheduled to expire on July 31, 2003, and Borrower has requested Lender to extend the expiration date of such revolving credit facility until July 31, 2004, and to make certain other modifications to the Loan Agreement which Lender has agreed to do, subject to, among other things, the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

AGREEMENT

1.                                      Definitions; Interpretation.  Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.  The rules of construction and interpretation specified in Section 1.2 and Section 1.4 of the Loan Agreement also apply to this Amendment and are incorporated herein by this reference.

2.                                      Amendments to Loan Agreement.  The Loan Agreement is amended as follows:

(a) Amendment to Definitions.  In Section 1.1, amendments are made to the definitions as follows:

(i)               Eligible Accounts Receivable.  Clauses (c) and (l) of the definition of “Eligible Accounts Receivable” are amended and restated to read as follows:

(c)             such Accounts with payment terms less than thirty (30) days after the date of the original invoice do not remain unpaid for more than sixty (60) days after the date of the original invoice; provided, however, that such of those Accounts that satisfy each of the eligibility criteria set forth in this definition other than this clause shall be deemed eligible notwithstanding this clause until such Accounts remain unpaid for more than ninety (90) days after the date of the original invoice; provided, further, that the aggregate of all such Accounts deemed eligible notwithstanding this clause shall not exceed Five Hundred Thousand Dollars ($500,000) at any time;

(l)                such Accounts of a single account debtor or its Affiliates do not constitute more than twenty-five percent (25%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts), unless, with respect to any single account debtor and its Affiliates, Lender shall otherwise consent in writing;

(ii)           Net Amount of Eligible Accounts.  The definition of “Net Amount of Eligible Accounts” is amended and restated to read as follows:

“Net Amount of Eligible Accounts” means the gross amount of Eligible Accounts less (i) the amount by which sales, excise or similar taxes included in the amount thereof exceeds One Hundred Thousand Dollars ($100,000) and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

(iii)       Revolving Maturity Date.  The definition of “Revolving Maturity Date” is amended and restated to read as follows:

“Revolving Maturity Date” means July 31, 2004.

(b) Amendment to Section 2.4.  In clause (i) of the first sentence of Section 2.4(a), the phrase “one percent (1%) above” is deleted.

(c) Amendment to Section 5.15.  Section 5.15 is amended and restated to read as follows:

Section 5.15                Financial Covenants.

(a)  Debt to Tangible Net Worth Ratio.  Borrower shall maintain as of the end of each month, a ratio of Indebtedness to Tangible Net Worth equal to or less than 3.0 to 1.

(b) NCAO to Debt Service Ratio.  Borrower shall maintain as of the end of each month, for the period of twelve (12) consecutive months then ended, a ratio of NCAO to Debt Service of not less than 2.0 to 1.  As used herein, “Debt Service” shall mean, for any Person, for any period, all regularly scheduled principal payments required to be made by such Person during such period on Long-Term Debt.

(c) Minimum Net Income.  Borrower shall maintain as of the end of each fiscal quarter of Borrower, net income of not less than Zero Dollars ($0) for the for the period of four (4) consecutive fiscal quarters then ended, in each case determined in accordance with GAAP for such period, excluding, to the extent deducted in determining such net income, any write-offs of goodwill during such period.

(d) Minimum Working Capital.  Borrower shall maintain as of the end of each month (i) an excess of current assets over current liabilities equal to or greater than Four Million Five Hundred Thousand Dollars ($4,500,000) and (ii) a ratio of current assets to current liabilities equal to or greater 1.25 to 1, in each case determined in accordance with GAAP as of such date of determination.

3.                                      Amendment to Revolving Note.  In the first paragraph of the Revolving Note, the phrase “one percent (1%) above” is deleted.

4.                                      Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

(a) Delivery of Amendment.  Borrower and Lender shall have executed and delivered counterparts of this Amendment to each other;

(b) Payment of Fees.  Borrower shall have paid to Lender an amendment fee in the amount of Fifty Thousand Dollars ($50,000) in respect of Lender’s agreement to enter into this Amendment;

(c) Corporate Authority.  Lender shall have received in form and substance reasonably satisfactory to it such evidence of corporate authority as Lender shall reasonably request;

(d) Representations True; No Default.  The representations of Borrower as set forth in Article 4 of the Loan Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution, delivery or performance of the Amendment Documents; and

(e) Other Documents.  Lender shall have received such other documents, instruments, and undertakings as Lender may reasonably request.

5.                                      Representations and Warranties.  Borrower hereby represents and warrants to Lender that each of the representations and warranties set forth in Article 4 of the Loan Agreement is true and correct in each case as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

6.                                      No Further Amendment.  Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

7.                                      Reservation of Rights.  Borrower acknowledges and agrees that the execution and delivery by Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Lender to forbear or execute similar amendments under the same or similar circumstances in the future.  Borrower further acknowledges and agrees that the execution and delivery by Lender of this Amendment shall not be deemed to obligate Lender to issue any standby or commercial letter of credit for Borrower’s account.

8.                                      Miscellaneous.

(a) Entire Agreement.  This Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

(b) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.  Delivery of an originally executed signature page or pages hereto, a counterpart signature page, or a photocopy thereof transmitted by telephone facsimile transmission, shall be as effective as delivery of a manually signed counterpart of this Amendment.

(c) Governing Law.  This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington, excluding its conflicts of law rules.

(d) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

BORROWER:	KEY TECHNOLOGY, INC., an Oregon corporation

	By	/s/ Phyllis C. Best

	Its	CFO

LENDER:	BANNER BANK, a Washington banking corporation

	By /s/	Matt Tucker
	Its	Senior Vice President